EXHIBIT 5

Opinion of Locke Lord Bissell & Liddell, LLP

LOCKE LORD BISSELL & LIDDELL, LLP
401 9th Street NW
Suite 400 South
Washington, D.C. 20004
(202) 220-6900

November 5, 2009

Southern Union Company
5444 Westheimer Road
Houston, Texas 77056

      Re:   Registration of Securities of Southern Union Company

Ladies and Gentlemen:

We have acted as counsel for Southern Union Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to 2,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, being registered for issuance by the Company pursuant to the Southern Union Company Third Amended and Restated 2003 Stock and Incentive Plan (the “Plan”).

In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws, (iii) the Plan, and (iv) the resolutions of the Board of Directors of the Company relating to the Registration Statement, the Plan and the transactions contemplated thereby.

We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.  In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering this opinion, we have assumed that:  (1) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the “Commission”) in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Plan; (iii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Plan and in the manner stated in the Registration Statement; and (iv) the issuance of the Shares has been approved by the Massachusetts Department of Public Utilities and that such approval is final and nonappealable.

Based upon the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that:

The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s common stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s common stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The opinion rendered herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States.  We note that we are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware which we consider normally applicable to companies formed in the State of Delaware involved in transactions of the type contemplated by the Registration Statement, without our having made any special investigation as to the applicability of another statute, law, rule or regulation.

This opinion is as of the date hereof.  We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.  Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.  Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                                                                                                                                                               Sincerely yours,

                                                                                                                                   /s/ Locke Lord Bissell & Liddell, LLP

                                                                                                                             Locke Lord Bissell & Liddell, LLP